UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 27, 2011

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 27, 2011 (the “Closing”), Ariba, Inc. (“Ariba”) completed its previously announced acquisition of the business (the “Business”) of Quadrem International Holdings, Ltd. (“Quadrem”) pursuant to the Stock Purchase Agreement, dated as of November 18, 2010 (the “Stock Purchase Agreement”) among Ariba, Quadrem International Holdings, Ltd. and Charlotte, Ltd., as Stockholders’ Representative.

On January 27, 2011, Ariba paid $133 million, consisting of approximately $61 million in Ariba stock and the rest in cash. The cash includes $40 million, which will be deposited in escrow to satisfy potential indemnification claims, and a working capital adjustment of $8 million. There is a contingent payment if certain performance conditions are met. The performance conditions include, subject to certain terms and conditions, certain customers (i) making specified cash payments to Ariba and (ii) using the Quadrem network to facilitate purchasing and invoicing activities with respect to specified customers or business and/or operating units. If the performance conditions are met in full, after the third anniversary Ariba will pay an additional $25 million in cash or, at its election, Ariba stock, and release $25 million of escrow cash, to the extent such cash is not used to satisfy indemnification claims.

On January 27, 2011, Ariba also paid $10.25 million pursuant to a separate agreement to modify and terminate aspects of a commercial arrangement previously entered into by a subsidiary of Quadrem.

The terms of the acquisition are more fully described in the Stock Purchase Agreement, which will be filed with Ariba’s Form 10-Q for the first quarter ended December 31, 2010. A copy of the press release announcing the closing of the acquisition is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the acquisition of the Business, Ariba issued 2,582,911 shares of its common stock to Quadrem at the Closing. Such shares were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D under the Securities Act. Quadrem meets the accredited investor definition of Rule 501 of the Securities Act. The offering of such shares was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

In addition, Ariba may issue up to an additional 1,291,456 shares of its common stock to Quadrem to the extent that the performance conditions are met in full and Ariba elects to pay the additional consideration in Ariba stock rather than cash. Such shares would be issued in a private placement under Section 4(2) of the Securities Act and/or Regulation D under the Securities Act. The offering of such shares was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 2.01 of this Form 8-K contains a more detailed description of the issuance of shares pursuant to the Stock Purchase Agreement, and is incorporated into this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Quadrem International Holdings, Ltd. as of December 31, 2009 and for the year then ended will be filed by amendment not later than 71 calendar days after the date of this report pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K.

The unaudited condensed consolidated financial statements of Quadrem International Holdings, Ltd. as of September 30, 2010 and for the nine months then ended will be filed by amendment not later than 71 calendar days after the date of this report pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information as of September 30, 2010 and for the twelve months then ended will be filed by amendment not later than 71 calendar days after the date of this report pursuant to paragraph (b)(2) of Item 9.01 of Form 8-K.

(d) Exhibits

Consent of independent registered public accounting firm to Quadrem International Holdings, Ltd.

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated January 27, 2011

99.2	Audited consolidated financial statements of Quadrem International Holdings, Ltd. As of December 31, 2009 and for the year then ended*

99.3	Unaudited condensed consolidated financial statements of Quadrem International Holdings, Ltd. As of September 30, 2010 and for the nine months then ended*

99.4	Unaudited pro forma condensed combined financial information*

99.5	Consent of independent registered public accounting firm to Quadrem International Holdings, Ltd.*

*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: January 27, 2011	By:	/S/ AHMED RUBAIE
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated January 27, 2011

99.2	Audited consolidated financial statements of Quadrem International Holdings, Ltd. As of December 31, 2009 and for the year then ended*

99.3	Unaudited condensed consolidated financial statements of Quadrem International Holdings, Ltd. As of September 30, 2010 and for the nine months then ended*

99.4	Unaudited pro forma condensed combined financial information*

99.5	Consent of independent registered public accounting firm to Quadrem International Holdings, Ltd.*

*	To be filed by amendment